Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2009 (except for Note 1, as to which the date is August 28, 2009), in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-161548) and related Prospectus of PlainsCapital Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

October 20, 2009